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                                                                       EXHIBIT 5

             [FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LETTERHEAD]


November 8, 1994



ICN Merger Corp.

3300 Hyland Avenue
Costa Mesa, California 92626


         RE: ICN Merger Corp. Registration Statement (No. 33-83952)


                  % Convertible Subordinated Notes Due 1999

Ladies and Gentlemen:


     We are acting as special counsel to ICN Merger Corp., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (No. 33-83952) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"), relating to the underwritten public
offering of up to $172,500,000 aggregate principal amount of   % Convertible
Subordinated Notes due 1999 (the "Notes") of the Company, including up to $22,500,000 aggregate principal amount of Notes issuable upon exercise of an over-allotment option to be granted to the underwriters. The Notes are convertible into shares (the "Shares") of the Company's common stock, par value $.01 per share.


     For purposes of this opinion, we have examined the originals or certified, conformed or reproduction copies, of all such records, agreements, instruments, certificates and documents as we have deemed necessary as a basis for the opinions hereafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinions, we have relied upon certificates and statements of public officials and representatives of the Company and of others.

     Based upon the foregoing and subject to the limitations set forth herein, it is our opinion that:


          1. The Notes to be offered by the Company have been duly authorized and, when the Notes have been issued, executed and authenticated in accordance with the terms of the Indenture substantially in the form attached as an exhibit to the Registration Statement (the "Indenture") and delivered and paid for as contemplated by the Registration Statement and the Underwriting Agreement substantially in the form attached as an exhibit to the Registration Statement, will be the valid and legally binding obligations of the Company.



          2. The Shares which may be issued upon conversion of the Notes have been duly authorized and, when issued and delivered upon conversion of the Notes in accordance with the terms of the Indenture and as contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable.


     This opinion is limited to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.


     The opinion expressed in paragraph 1 above is subject to the qualification that the enforceability against the Company of the Notes (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law, and to the discretion of the court before which any proceeding therefor may be brought.


     In addition, such opinion is subject to the effect of, and we express no opinion as to the application of, any applicable fraudulent conveyance, fraudulent transfer, or fraudulent obligation or preferential transfer law.
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ICN Merger Corp.

Page 2                                                          November 8, 1994


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

     The opinions expressed herein are solely for your benefit and may not be relied upon in any manner or for any purpose except as specifically provided for herein.

                                          Very truly yours,

                                          Fried, Frank, Harris, Shriver &
                                          Jacobson


                                          By:      /s/  JEFFREY BAGNER
                                             ----------------------------------
                                                       Jeffrey Bagner